UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 28, 2005

Voxware, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-021403	36-3934824
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Lawrenceville Office Park, 168 Franklin Corner Road, Lawrenceville, New Jersey	08648
(Address of Principal Executive Offices)	(Zip Code)

(609) 514-4100
(Registrant's telephone number, including area code)

Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01    Other Events.

On November 28, 2005, Voxware, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, as amended, to (i) effect a reverse split of all outstanding shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at an exchange ratio of 1-for-150 (the “Reverse Split); (ii) to reduce the total number of authorized shares of Common Stock from 1,500,000,000 shares to 12,000,000 shares; and (iii) to reduce the total authorized shares of undesignated preferred stock to 2,000,000. Such Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, was approved by holders of a majority of the outstanding shares of the Company’s Common Stock at the Company’s 2005 Annual Meeting of Stockholders, held November 23, 2005 and by the Company’s Board of Directors on October 15, 2005 and November 23, 2005. The Reverse Split and the Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, will become effective at 9:00 a.m. (EST) on December 12, 2005. The Company anticipates that its Common Stock will begin trading on a post-split basis at the market open on the same day.

The Reverse Split will affect all holders of the Company’s Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Split will result in any holder of the Company’s Common Stock receiving cash in lieu of fractional shares. As no scrip or fractional certificates of the Common Stock will be issued in connection with the Reverse Split, stockholders who otherwise would be entitled to receive a fractional share because they hold a number of shares of the Common Stock not evenly divisible by one hundred fifty will be entitled, upon surrender of certificate(s) representing those shares, to a cash payment in lieu of any fraction. The cash payment will be equal to the resulting fractional interest in one share of our Common Stock to which the stockholder would otherwise be entitled, multiplied by the closing trading price of the Company’s Common Stock on the trading day immediately preceding the effective date of the reverse stock. The ownership of a fractional interest will not give the holder any voting, dividend or other rights except to receive the cash payment just described. The Reverse Split also affects stock options, warrants and securities reserved for issuance pursuant to the Company’s current equity plans. Following the Reverse Split, the number of shares of Common Stock outstanding will decrease to approximately 6,257,700 from 938,655,097 as of October 17, 2005.

The foregoing description is qualified by reference to the Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, filed as Exhibit 3.1 hereto.

Item 9.01    Financial Statements and Exhibits.

(c)   Exhibits.

Exhibit No.    Description

3.1	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, as filed with the Secretary of State of the State of Delaware on November 28, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VOXWARE, INC.

Dated: November 29, 2005	By:	/s/ Paul Commons
Name: Paul Commons
Title: Vice President and Chief Financial Officer